UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

August 9, 2019
Date of report (date of earliest event reported)

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JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)
2951 28th Street, Santa Monica, California (Address of principal executive offices)	90405 (Zip Code)
(424) 268-9444 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by Jakks Pacific, Inc. (the “Company”) on August 9, 2019 announcing the Company’s entry into multiple, binding definitive agreements among Wells Fargo Bank, National Association, Oasis Investments II Master Fund Ltd. and members of an ad hoc group of holders of the 4.875% convertible senior notes due 2020 to recapitalize the Company’s balance sheet, including the extension to the Company of incremental liquidity and three-year extensions of substantially all of the Company’s outstanding debt obligations. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)        Exhibits

Exhibit	Description
99.1	Press Release, dated August 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: August 9, 2019
	By:	/s/ Brent T. Novak
Brent T. Novak, CFO